Exhibit 4.1

All correspondence to: Computershare Investor Services PLC The Pavilions Bridgwater Road Bristol BS99 6ZZ Shareholder Helpline: 0370 703 6045 MR F SAMPLE You can check your holding at MR G SAMPLE www.investorcentre.co.uk MR H SAMPLE MR I SAMPLE MR J SAMPLE THE PAVILIONS Shareholder Reference Number BRIDGWATER ROAD 000002 C2222222222 M A L BRISTOL *00000201010100* BS99 2GE ISIN GB0123456789 Certificate Class ORD Broker Code 250 Location Code C Share Certificate - Ordinary Shares of £0.04 (A company incorporated under the Companies Act 2006 in England and Wales with registered number 03308778.) Number of Shares **181234** Issued 27 September 2002 This is to certify that MR F SAMPLE MR G SAMPLE MR H SAMPLE MR I SAMPLE MR J SAMPLE is/are the Registered Holder(s) of one hundred and eighty one thousand, two hundred and thirty four Ordinary Shares of £0.04, fully paid, in NuCana plc subject to the Articles of Association of the Company. Given under the signatures of two Directors. Director Director Certificate Class ORD Certificate No. 00032472 COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE COMPUTER SHARE This certificate must be surrendered before any transfer of the whole or part of the shares herein mentioned can be registered. Registrar and Transfer Office: Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZZ, Shareholder Helpline: 0370 703 6045. You can check your holding at: www.investorcentre.co.uk SG161 001CS001_9999_CERT_SAMPLE/000002/000002/SG161/i

Change of Address

Please check that your address details printed overleaf are correct. If you need to make any alterations or you are planning to move, you can let us know by registering with Investor Centre at www.investorcentre.co.uk. Once registered you can select the "Change of Address" option to amend your address details. Alternatively you can complete and sign the form below.

Kindly Note: This form is issued only to the addressee(s) and is specific to the class of security and the unique designated account printed hereon. This personalised form is not transferable between different (i) account holders; (ii) classes of security; or (iii) uniquely designated accounts. The Company and Computershare Investor Services PLC accept no liability for any instruction that does not comply with these conditions.

House Number

Post Code

Street/Road Name (BLOCK CAPITALS) ....

Town/City (BLOCK CAPITALS) ....

County (BLOCK CAPITALS) ....

Computershare Investor Services PLC is Registered in England & Wales, No 3498808, Registered Office, The Pavilions, Bridgwater Road, Bristol BS13 8AE.
Computershare Investor Services PLC is authorised and regulated by the Financial Conduct Authority

Please Sign

In the case of joint holders ALL must sign. In the case of a corporation this form should be signed by two authorised signatories (e.g. Director & Company Secretary) stating their capacity. Alternatively, this form can be signed by a director of the company in the presence of a witness who attests the signature or under its common seal.

Date

DD / MM / YY

Signature (1)

Signature (2)

Signature (3)

Signature (4)

H290

C2222222222

NUU

Reference No.	C2222222222	Transfer No.	Certificate No. 00032472 LSTSC	Number of Shares	**181234**
		GDT0077492 **DUPLICATE**			

Computershare Investor Services PLC is Registered in England & Wales, No 3498808, Registered Office, The Pavilions, Bridgwater Road, Bristol BS13 8AE.
Computershare Investor Services PLC is authorised and regulated by the Financial Conduct Authority